Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of Common Stock, $0.0005 par value, of ARC Wireless Solutions, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto.  In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.

Dated: November 3, 2008

BREAN MURRAY CARRET GROUP INC.

BREAN MURRAY CARRET GROUP INC.			Q MANAGEMENT SERVICES (PTC) LTD.
By: Vicali Services (BVI) Inc.			By: Vicali Services (BVI) Inc.
Its Director			Its Director
	By:	/s/ Susan V. Demers	By:	s/ Susan V. Demers
	Name: Susan V. Demers		Name: Susan V. Demers
	Title: Director		Title: Director

NCC LIMITED			TELNEM HOLDINGS LLC

By:	/s/ Hassan Nemazee		By:	/s/ Hassan Nemazee
Name: Hassan Nemazee			Name: Hassan Nemazee
Title: Director			Title: Manager

NEMAZEE CAPITAL CORPORATION

By:	/s/ Hassan Nemazee
Name: Hassan Nemazee
Title: Director

/s/ Phyllis Quasha			/s/ Hassan Nemazee
Phyllis Quasha			Hassan Nemazee